Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Zura Bio Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A ordinary shares, par value $0.0001 per share	Rule 457(c)	41,596,750(2)	$5.62	$233,773,735.00	0.00014760	$34,505.00
	Total Offering Amounts					$233,773,735.00		$34,505.00
	Total Fee Offsets							—
	Net Fee Due							$34,505.00

(1)

The Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”) will be offered for resale by the selling shareholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional number of Class A ordinary shares issuable upon share splits, share dividends, or other distribution, recapitalization or similar events with respect to the Class A ordinary shares being registered pursuant to this registration statement.

(2)

This registration statement registers the resale of 41,596,750 Class A ordinary shares, which consists of (i) up to 36,192,476 Class A ordinary shares issued by us in a private placement on April 22, 2024 consisting of (a) 20,090,128 Class A ordinary shares, (b) 16,102,348 Class A ordinary shares issuable upon the exercise of outstanding pre-funded warrants to purchase Class A ordinary shares by certain selling shareholders, and (ii) up to 5,404,274 Class A ordinary shares pursuant to that certain that certain Amended and Restated Registration Rights Agreement, dated March 20, 2023 by and us and certain selling securityholders granting such holders registration rights with respect to such shares.

(3)

Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low price per share of the Registrant’s Class A ordinary shares as reported by The Nasdaq Capital Market on May 22, 2024.